The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-197977

Subject to Completion, dated February 21, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 25, 2015)

500,000 Shares

PARKER DRILLING COMPANY

            % Series A Mandatory Convertible Preferred Stock

We are offering 500,000 shares of our     % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share, which we refer to in this prospectus supplement as our mandatory convertible preferred stock.

Dividends on our mandatory convertible preferred stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of     % of the liquidation preference of $100 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, or in any combination of cash and shares of our common stock on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2017 and ending on, and including, March 31, 2020.

Each share of our mandatory convertible preferred stock has a liquidation preference of $100. Each share of our mandatory convertible preferred stock will automatically convert on the third business day immediately following the last trading day of the final averaging period into between             and             shares of our common stock (respectively, the “minimum conversion rate” and “maximum conversion rate”), each subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion will be determined based on the average VWAP (as defined herein) of our common stock over the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding March 31, 2020, which we refer to herein as the “final averaging period.” At any time prior to March 31, 2020, a holder may convert one share of our mandatory convertible preferred stock into a number of shares of our common stock equal to the minimum conversion rate of             , subject to anti-dilution adjustments. If a holder converts one share of our mandatory convertible preferred stock during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount (as described herein).

We intend to use the net proceeds of this offering and the net proceeds from our concurrent common stock offering (the “Concurrent Offering”) for general corporate purposes, which may include, without limitation, working capital, capital expenditures, acquisitions or the repayment, redemption or refinancing of a portion of our indebtedness. This offering is not contingent on the Concurrent Offering. Accordingly, if you decide to purchase mandatory convertible preferred stock in this offering, you should be willing to do so whether or not we complete the Concurrent Offering.

Prior to this offering, there has been no public market for the mandatory convertible preferred stock. We intend to apply to list the mandatory convertible preferred stock on the New York Stock Exchange, or NYSE, under the symbol “PKDP.” Our common stock is listed on the NYSE, under the trading symbol “PKD.” The last reported sale price of our common stock on February  17, 2017 was $2.35 per share.

See “Risk Factors” on page S-11 of this prospectus supplement to read about factors you should consider before buying our mandatory convertible preferred stock.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to Parker Drilling (before expenses)	$	$

(1)	We refer you to “Underwriting” beginning on page S-62 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriter a 30-day option to purchase up to an additional 75,000 shares of our mandatory convertible preferred stock from us on the same terms and conditions as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment therefor on or about                     , 2017.

Sole Book-Runner

Barclays

Prospectus Supplement dated                     , 2017

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the shares and other securities that may be offered from time to time using such prospectus, some of which general information does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

Any statement made in this prospectus supplement or in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the underwriter have authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter are making any offer or sale of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering is accurate only as of the respective dates thereof or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

MARKET AND INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus supplement and in the accompanying prospectus have been obtained from third party sources that we believe to be reliable. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. Such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference herein, contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as

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“anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are relevant. Although we believe that our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control. Please also see “Risk Factors” beginning on page S-11 of this prospectus supplement and the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) and other cautionary statements included in this prospectus supplement, the accompanying prospectus and our other filings with the Securities and Exchange Commission (the “SEC”), for additional information about risks and uncertainties applicable to the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and are available at the Internet website maintained by the SEC at www.sec.gov. These reports and other information filed by us with the SEC are also available free of charge at our website at www.parkerdrilling.com.

We incorporate information into the prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except to the extent superseded by information contained herein or by information contained in documents subsequently filed with the SEC. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Parker Drilling’s Annual Report on Form 10-K for the year ended December 31, 2016;

•

The information included in Parker Drilling’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2016 to the extent incorporated by reference in Part III of Parker Drilling’s Annual Report on Form 10-K for the year ended December 31, 2015; and

•	Parker Drilling’s Current Report on Form 8-K filed January 6, 2017.

We also incorporate by reference into the prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement to the completion of the offering of the shares. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings as described below, through the SEC or through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into the prospectus, by requesting them in writing or by telephone at:

Parker Drilling Company

5 Greenway Plaza, Suite 100

Houston, Texas 77046

Attention: Investor Relations

Telephone: (281) 406-2000

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT INCORPORATED BY REFERENCE AND DOES NOT CONSTITUTE A PART OF THE PROSPECTUS.

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SUMMARY

The following is a summary of selected information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. This summary is not complete and does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference to understand fully the terms of the shares, as well as the tax and other considerations that are important in making your investment decision. Unless the context requires otherwise or we specifically indicate otherwise, the terms “Parker Drilling,” “Company,” “we,” “us” and “our” refer to Parker Drilling Company together with all subsidiaries and predecessors.

Parker Drilling Company

Parker Drilling is an international provider of contract drilling and drilling-related services as well as rental tools and services. We have operated in over 50 countries since beginning operations in 1934, making us among the most geographically experienced drilling contractors and rental tools providers in the world. We currently have operations in 20 countries. Parker Drilling has participated in numerous world records for deep and extended-reach drilling land rigs and is an industry leader in quality, health, safety and environmental practices. Our business is comprised of two business lines: (1) Drilling Services and (2) Rental Tools Services. We report our Drilling Services business as two reportable segments: (1) U.S. (Lower 48) Drilling and (2) International & Alaska Drilling. We report our Rental Tools Services business as two reportable segments: (1) U.S. Rental Tools and (2) International Rental Tools.

In our Drilling Services business, we drill oil and natural gas wells for customers in both the U.S. and international markets. We provide this service with both Company-owned rigs and customer-owned rigs. We refer to the provision of drilling services with customer-owned rigs as our operations and maintenance (“O&M”) service in which operators own their own drilling rigs but choose Parker Drilling to operate and maintain the rigs for them. The nature and scope of activities involved in drilling an oil and natural gas well is similar whether the well is drilled with a Company-owned rig (as part of a traditional drilling contract) or a customer-owned rig (as part of an O&M contract). In addition, we provide project-related services, such as engineering, procurement, project management and commissioning of customer-owned drilling facility projects. We have extensive experience and expertise in drilling geologically difficult wells and in managing the logistical and technological challenges of operating in remote, harsh and ecologically sensitive areas.

Our Rental Tools Services business provides premium rental equipment and services to exploration and production companies, drilling contractors and service companies on land and offshore in the U.S. and select international markets. Tools we provide include standard and heavy-weight drill pipe, all of which are available with standard or high-torque connections; tubing, pressure control equipment, including blow-out preventers; drill collars and more. We also provide well construction services, which include tubular running services and downhole tools, and well intervention services, which include whipstock, fishing and related services, as well as inspection and machine shop support. Rental tools are used during drilling programs and are requested by the customer when they are needed, requiring us to keep a broad inventory of rental tools in stock. Rental tools are usually rented on a daily or monthly basis.

Our principal executive offices are located at 5 Greenway Plaza, Suite 100, Houston, Texas 77046 and our telephone number at that location is (281) 406-2000.

Our Business Strategy

We intend to successfully compete in select energy services businesses that benefit our customers’ exploration, appraisal and development programs, and in which operational execution is the key measure of success. We will do this by:

•	Consistently delivering innovative, reliable, and efficient results that help our customers reduce their operational risks and manage their operating costs; and

•	Investing to improve and grow our existing business lines and to expand the scope of products and services we offer, both organically and through acquisitions.

Our Core Competencies

We believe our core competencies are the foundation for delivering operational excellence to our customers. Applying and strengthening these core competencies will be a key factor in our success:

Customer-Aligned Operational Excellence: Our daily focus is meeting the needs of our customers. We strive to anticipate our customers’ challenges and provide innovative, reliable and efficient solutions to help them achieve their business objectives.

Rapid Personnel Development: Motivated, skilled and effective people are critical to the successful execution of our strategy. We strive to attract and retain the best people, to develop depth and strength in key skills, and to provide a safety-and solutions-oriented workforce to our customers.

Selective and Effective Market Entry: We are selective about the services we provide, geographies in which we operate, and customers we serve. We intend to build our business in markets with the best potential for sustained growth, profitability and operating scale. We are strategic, timely and intentional when we enter new markets and when we grow organically or through acquisitions or investments in new business ventures.

Enhanced Asset Management and Predictive Maintenance: We believe well-maintained rigs, equipment and rental tools are critical to providing reliable results for our customers. We employ predictive and preventive maintenance programs and training to sustain high levels of effective utilization and to provide reliable operating performance and efficiency.

Standard, Modular and Configurable Processes and Equipment: To address the challenging and harsh environments in which our customers operate, we develop standardized processes and equipment that can be configured to meet each project’s distinct technological requirements. Repeatable processes and modular equipment leverage our investments in assets and employees, increase efficiency and reduce disruption.

We believe there are tangible rewards from delivering value to our customers through superior execution of our core competencies. When we deliver innovative, reliable and efficient solutions aligned with our customers’ needs, we believe we are well-positioned to earn premium rates, generate follow-on business and create growth opportunities that enhance our financial performance and advance our strategy.

The Offering

The following summary describes the principal terms of our mandatory convertible preferred stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of the accompanying prospectus entitled “Description of Capital Stock—Preferred Stock,” as supplemented by the “Description of Mandatory Convertible Preferred Stock” section of this prospectus supplement, for a more detailed description of the terms of the mandatory convertible preferred stock. As used in this section, the terms “us,” “we,” or “our” refer to Parker Drilling Company and not any of its subsidiaries.

Issuer	Parker Drilling Company, a Delaware Corporation.

Securities Offered	500,000 shares of our % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share.

Underwriters’ Option	We have granted the underwriter a 30-day option to purchase up to 75,000 additional shares of our mandatory convertible preferred stock on the same terms and conditions as set forth on the cover page of this prospectus.

Public Offering Price	$100 per share of our mandatory convertible preferred stock.

Liquidation Preference	$100 per share of our mandatory convertible preferred stock.

Dividends	% of the liquidation preference of $100 per share of our mandatory convertible preferred stock per year. Dividends will accumulate from the initial issue date and, to the extent our board of directors, or an authorized committee thereof, declares (out of funds lawfully available for payment in the case of dividends paid in cash or if lawfully permitted in the case of dividends paid in shares of our common stock) a dividend payable with respect to our mandatory convertible preferred stock, we will pay such dividends in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

If declared, dividends will be payable on the dividend payment dates (as described below) to holders of record at the close of business on March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the relevant dividend payment date (each, a “regular record date”), whether or not such holders early convert their shares of mandatory convertible preferred stock, or such shares of mandatory convertible preferred stock are automatically converted, after a regular record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $ per share of our mandatory convertible preferred stock. Each subsequent dividend is expected to be $ per share of our mandatory convertible preferred stock. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

We will make each payment of a declared dividend on the mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. If we elect to make such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion—Definitions”), of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%. Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the declared dividend divided by $ , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are able to do so under applicable law and in compliance with our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The “initial price” is calculated by dividing $100 by the maximum conversion rate of shares of common stock, which initially equals approximately $ , which is the per share public offering price of our common stock in the Concurrent Offering.

Dividend Payment Dates	March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2017 and ending on, and including, March 31, 2020.

No Redemption	The mandatory convertible preferred stock is not redeemable by us.

Mandatory Conversion Date	The third business day immediately following the last trading day of the final averaging period (as defined below).

Mandatory Conversion	On the mandatory conversion date, each share of our mandatory convertible preferred stock, unless previously converted, will automatically convert into shares of our common stock based on the conversion rate as described below.

If we declare a dividend for the dividend period ending on March 31, 2020, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above. If, on or prior to March 31, 2020, we have not declared all or any portion of the accumulated dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to (i) the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by (ii) the greater of (a) the floor price and (b) 97% of the five-day average price. To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of the five-day average price, we will, if we are able to do so under applicable law and in compliance with our indebtedness, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock.

Conversion Rate	Upon conversion on the mandatory conversion date, the conversion rate for each share of our mandatory convertible preferred stock will be not more than shares of common stock and not less than shares of common stock, depending on the applicable market value of our common stock, as described below.

The “applicable market value” of our common stock is the average VWAP per share of our common stock over the final averaging period. The “final averaging period” is the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding March 31, 2020. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” and the following table illustrates the conversion rate per share of our mandatory convertible preferred stock, subject to certain anti-dilution adjustments.

Applicable Market Value of our Common Stock	Conversion Rate Per Share of Mandatory Convertible Preferred Stock
Greater than the threshold appreciation price	shares of common stock
Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between and shares of common stock, determined by dividing $100 by the applicable market value
Less than the initial price	shares of common stock

The “threshold appreciation price” is calculated by dividing $100 by the minimum conversion rate of shares of common stock, which is equal to approximately $ , and represents an approximately % appreciation over the initial price.

Early Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below), at any time prior to March 31, 2020, a holder of mandatory convertible preferred stock may elect to convert such holder’s shares of our mandatory convertible preferred stock, in whole or in part, at the minimum conversion rate of             shares of common stock per share of mandatory convertible preferred stock as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution adjustments.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on the dividend payment date prior to such early conversion date, the conversion rate will be adjusted so that such converting holder will receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount	If a fundamental change (as defined under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to March 31, 2020, holders of the mandatory convertible preferred stock will have the right to convert their shares of mandatory convertible preferred stock, in whole or in part, into shares of common stock (or units of exchange property as described in “Description of Mandatory Convertible Preferred Stock”) at the “fundamental change conversion rate” during the fundamental change conversion period (as defined under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The fundamental change conversion rate will be determined based on the fundamental change effective date and the price paid (or deemed paid) per share of our common stock in such fundamental change.

Holders who convert shares of our mandatory convertible preferred stock during the fundamental change conversion period will also receive (1) a “fundamental change dividend make-whole amount” equal to the present value (calculated using a discount rate of     % per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the fundamental change effective date, including for the period, if any, from the dividend payment date immediately preceding the fundamental change effective date to, but not including, the fundamental change effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the fundamental change effective date to, but not including, the next dividend payment date, and (2) to the extent that, as of the fundamental change effective date, there is any accumulated dividend amount, the accumulated dividend amount (together clauses (1) and (2), the “make-whole dividend amounts”), in the case of clauses (1) and (2), subject to our right to deliver shares of our common stock in lieu of all or part of such make-whole dividend amounts; provided that if the fundamental change effective date or the conversion date falls after the regular record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such regular record date, and will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

We will pay the make-whole dividend amounts in cash, except to the extent we elect to make all or any portion of such payments in shares of our common stock (or units of exchange property). If we elect to make any such payment of the make-whole dividend amounts, or any portion thereof, in shares of our common stock (or units of exchange property), such shares (or units of exchange property, if applicable) shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with the make-whole dividend amounts exceed a number equal to the make-whole dividend amounts divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the make-whole dividend amounts exceed the product of the number of shares of common stock (or units of exchange property) delivered in respect of such make-whole dividend amounts and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will, if we are able to do so under applicable law and in compliance with our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amounts (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amounts, divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amounts exceeds the product of such number of additional shares and

97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will not have any obligation to pay the shortfall in cash.

See “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Voting Rights	Except as specifically required by Delaware law or our Restated Certificate of Incorporation, which will include the certificate of designations for the mandatory convertible preferred stock, the holders of mandatory convertible preferred stock will have no voting rights.

Whenever dividends on shares of mandatory convertible preferred stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the mandatory convertible preferred stock and ending on, but not including, June 30, 2017), whether or not for consecutive dividend periods, the holders of mandatory convertible preferred stock, voting together as a single class with holders of any and all other series of preferred stock ranking equally with the mandatory convertible preferred stock and having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of mandatory convertible preferred stock and all other series of preferred stock ranking equally with the mandatory convertible preferred stock and having similar voting rights, voting as a single class, (1) authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the mandatory convertible preferred stock; (2) amend, alter or repeal the provisions of our Restated Certificate of Incorporation or the certificate of designations so as to adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock; or (3) consummate a binding share exchange or reclassification involving shares of mandatory convertible preferred stock or a merger or consolidation of us with another entity unless the mandatory convertible preferred stock remains outstanding or are converted into or exchanged for preference securities with terms not materially less favorable to holders, taken as a whole, in each case subject to certain exceptions.

See “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Ranking	The mandatory convertible preferred stock will rank with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution:

•

senior to our common stock and each class or series of our capital stock established in the future unless the terms of such stock expressly provide that it will rank senior to, or on parity with, the mandatory convertible preferred stock;

•	on a parity with any class of capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the mandatory convertible preferred stock;

•	junior to each class of capital stock issued in the future the terms of which expressly provide that it will rank senior to the mandatory convertible preferred stock; and

•	junior to our existing and future indebtedness.

In addition, the mandatory convertible preferred stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of January 31, 2017, we had long-term indebtedness of $585 million and $90.8 million available for additional borrowing under our revolving credit facility. See “Description of Mandatory Convertible Preferred Stock—Ranking.”

Use of Proceeds	We expect the net proceeds from this offering to be approximately $ million, or approximately $ million if the underwriter exercises its option to purchase additional shares in full, in each case after deducting the estimated underwriting discount and estimated offering expenses. We expect to use the net proceeds of this offering, and any proceeds from the exercise of the underwriter’s option to purchase additional shares of mandatory convertible preferred stock, for general corporate purposes, which may include, without limitation, working capital, capital expenditures, acquisitions or the repayment, redemption or refinancing of a portion of our indebtedness. Please read “Use of Proceeds.”

Material U.S. Federal Income Tax Considerations	Certain material United States federal income tax consequences of purchasing, owning and disposing of the mandatory convertible preferred stock and any common stock received upon conversion are described in “Material U.S. Federal Income Tax Considerations.”

Listing	We intend to apply to have the mandatory convertible preferred stock listed on the New York Stock Exchange under the symbol “PKDP.” Our common stock is listed on the NYSE under the symbol “PKD.”

Transfer Agent and Registrar	Wells Fargo Bank, N.A. is the transfer agent, registrar, conversion agent and dividend disbursement agent for the mandatory convertible preferred stock.

Payment and Settlement	The mandatory convertible preferred stock is expected to be delivered against payment on , 2017. The shares of the mandatory convertible preferred stock will be registered in the name of a nominee of DTC in New York, New York. In general, beneficial ownership interests in the mandatory convertible preferred stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Risk Factors	Investing in our mandatory convertible preferred stock involves certain risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

Unless we indicate otherwise or the context otherwise requires, all of the information in this prospectus supplement assumes (1) no exercise of the underwriter’s option to purchase additional shares of mandatory convertible preferred stock, (2) no exercise of the underwriter’s option to purchase additional shares of common stock pursuant to the Concurrent Offering, and (3) we elect to pay any and all dividends with respect to the mandatory convertible preferred stock in cash.

RISK FACTORS

Investing in our mandatory convertible preferred stock involves substantial risks. You should carefully consider the risk factors described below as well as the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before purchasing any shares of common stock offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks actually occur, it may adversely affect our business, financial position, operating results, cash flows and the trading price of our common stock and mandatory convertible preferred stock.

Risk Factors Relating to our Mandatory Convertible Preferred Stock

You will bear the risk of a decline in the market price of our common stock.

The number of shares of our common stock that you would receive upon mandatory conversion of our mandatory convertible preferred stock is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding March 31, 2020. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the mandatory convertible preferred stock. Specifically, if the applicable market value of our common stock is less than the initial price, which is calculated by dividing $100 by the maximum conversion rate and initially equals approximately $             (which is approximately equal to the per share public offering price of our common stock in the Concurrent Offering), the market value of the shares of our common stock that you would receive upon mandatory conversion of each share of mandatory convertible preferred stock will be less than the $100 liquidation preference per share of mandatory convertible preferred stock, and an investment in our mandatory convertible preferred stock would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the mandatory conversion date or the average VWAP of our common stock over a different period of days.

Purchasers of our mandatory convertible preferred stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by an investment in mandatory convertible preferred stock is less than that provided by a direct investment in our common stock.

The aggregate market value of the shares of our common stock that you will receive upon mandatory conversion of each share of our mandatory convertible preferred stock on the mandatory conversion date (assuming that dividends on the shares of mandatory convertible preferred stock will be declared and paid in cash) will only be greater than the liquidation preference of $100 per share of mandatory convertible preferred stock if the applicable market value of our common stock is greater than the threshold appreciation price, which is calculated by dividing $100 by the minimum conversion rate and initially equals approximately $            . The threshold appreciation price represents an appreciation of approximately     % over the initial price. If the applicable market value of our common stock is greater than the threshold appreciation price, you will receive on the mandatory conversion date approximately     % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in our mandatory convertible preferred stock is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock that you would receive upon mandatory conversion (assuming that dividends on the shares of mandatory convertible preferred stock will be declared and paid in cash) will only be equal to the aggregate liquidation preference of the mandatory convertible preferred stock, and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for our mandatory convertible preferred stock.

We expect that, generally, the market price of our common stock will affect the market price of our mandatory convertible preferred stock more than any other single factor. This may result in greater volatility in the market price of our mandatory convertible preferred stock than would be expected for nonconvertible preferred stock. The market price of our common stock will likely fluctuate in response to a number of factors, including our financial condition, operating results and prospects, as well as economic, financial and other factors, many of which are beyond our control, such as changes in oil and natural gas prices, reports by industry analysts, a shortfall in rig utilization, operating revenues or net income relative to expectations, changes in general conditions of the economy and in energy-related industries, general conditions in the securities markets, political instability, terrorism or war, and the outcome of pending and future legal proceedings. For more information regarding such factors, see “—The trading price for our common stock may be volatile, and you could lose all or part of your investment as a result.” and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

In addition, we expect that the market price of our mandatory convertible preferred stock will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our mandatory convertible preferred stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and our mandatory convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view our mandatory convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of our mandatory convertible preferred stock.

The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change.

If a fundamental change (as defined in “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to March 31, 2020, the fundamental change conversion rate will apply to any shares of mandatory convertible preferred stock converted during the fundamental change conversion period (as defined in the “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) and, with respect to those shares of mandatory convertible preferred stock converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount (subject to our right to deliver shares of common stock in lieu of all or part of such amount in cash). The fundamental change conversion rate will be determined as described in “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon

Fundamental Change; Fundamental Change Dividend Make-Whole Amount—Fundamental Change Conversion Rate.”

Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value and lost dividends that you would suffer as a result of converting your mandatory convertible preferred stock upon a fundamental change, the fundamental change conversion rate and fundamental change dividend make-whole amount are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our common stock is less than $             per share or more than $             per share, the feature of the fundamental change conversion rate will not compensate you for any loss suffered in connection with a fundamental change.

Furthermore, our obligation to deliver a number of shares of common stock, per share of the mandatory convertible preferred stock, equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fixed conversion rates of the mandatory convertible preferred stock may not be adjusted for all dilutive events that may adversely affect the market price of the mandatory convertible preferred stock or the common stock issuable upon conversion of the mandatory convertible preferred stock.

The fixed conversion rates of the mandatory convertible preferred stock are subject to adjustment only for the issuance of certain stock dividends on our common stock, subdivisions or combinations of our common stock, the issuance of certain rights, options or warrants to holders of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, cash dividends, and certain issuer tender or exchange offers as described under “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” However, other events, such as employee incentive awards, offerings of our common stock or securities convertible into common stock for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment, even though these other events may adversely affect the market price of our common stock and, therefore, the market price of the mandatory convertible preferred stock. In addition, the terms of our mandatory convertible preferred stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our mandatory convertible preferred stock in engaging in any such offering or transaction.

The concurrent common stock offering and the possibility of the sale of our common stock in the future, could reduce the market price of our common stock and, in turn, the mandatory convertible preferred stock.

Concurrently with this offering, we are offering 12,000,000 shares of our common stock (or 13,800,000 shares if the option to purchase additional shares in connection therewith is exercised in full) in a registered offering. This offering is not conditioned on the closing of the concurrent common stock offering, and the concurrent common stock offering is not conditioned on the closing of this offering. In the future, we may sell additional shares of our common stock to raise capital, or acquire interests in other companies by using a combination of cash and our common stock or just our common stock.

Furthermore, except as described herein under “Underwriting” for 60 days from the date of this prospectus supplement, we are not restricted from issuing additional preferred stock or common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, including any common stock that may be issued upon the conversion of the mandatory convertible preferred stock being offered hereby. Any of these events could constitute a material portion of our then outstanding shares of common stock, may dilute your ownership interest in our company and have an adverse impact on the price of our common stock and, in turn, the mandatory convertible preferred stock. In addition, a substantial number of shares of our common stock are reserved for issuance upon the vesting of employee incentive awards and upon conversion of the mandatory convertible preferred stock. Furthermore, sales of a substantial amount of our common stock in the public market or the perception that these sales or conversions may occur, could reduce the market price of our common stock and, in turn, the mandatory convertible preferred stock. This could also impair our ability to raise additional capital through the sale of our securities. We cannot predict the effect that future sales of our common stock, or the perception that these sales may occur, or other equity-related securities would have on the market price of our common stock.

Recent regulatory actions may adversely affect the trading price and liquidity of our mandatory convertible preferred stock.

Investors in, and potential purchasers of, our mandatory convertible preferred stock who employ, or seek to employ, a convertible arbitrage strategy with respect to our mandatory convertible preferred stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, our mandatory convertible preferred stock to conduct a convertible arbitrage strategy with respect to our mandatory convertible preferred stock. This could, in turn, adversely affect the trading price and liquidity of our mandatory convertible preferred stock.

You will have no rights with respect to our common stock until you convert your mandatory convertible preferred stock, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the conversion date with respect to a conversion of your mandatory convertible preferred stock, but your investment in the mandatory convertible preferred stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Restated Certificate of Incorporation or our by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (unless it would adversely affect the special rights, preferences, privileges and voting powers of the mandatory convertible preferred stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You will have no voting rights with respect to the mandatory convertible preferred stock except under limited circumstances.

You do not have voting rights with respect to the mandatory convertible preferred stock, except with respect to certain amendments to the terms of the mandatory convertible preferred stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law or by our Restated Certificate of Incorporation. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the mandatory convertible preferred stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the mandatory convertible preferred stock and ending on, but not including, June 30, 2017), whether or not for consecutive dividend periods, the holders of shares of mandatory convertible preferred stock, voting together as a single class with holders of all other series of preferred stock ranking equally with the mandatory convertible preferred stock and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described in “Description of Mandatory Convertible Preferred Stock—Voting Rights.”

Our mandatory convertible preferred stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation or winding up of our or our subsidiaries’ assets.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to make payments to holders of our mandatory convertible preferred stock only after all of our liabilities have been paid. In addition, our mandatory convertible preferred stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third party equity holders. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our mandatory convertible preferred stock then outstanding.

As of January 31, 2017, we had long-term indebtedness of $585 million and $90.8 million available for additional borrowing under our revolving credit facility.

Our mandatory convertible preferred stock will rank junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the mandatory convertible preferred stock and our mandatory convertible preferred stock will rank junior to all of our existing and future indebtedness.

Although the credit agreement governing our revolving credit facility restricts our subsidiaries’ ability to incur certain indebtedness, such restrictions are subject to certain exceptions. In addition, the terms of the mandatory convertible preferred stock do not prevent us or our subsidiaries from issuing debt or equity securities or incurring indebtedness, except that we may not issue senior preferred stock without the consent of at least two-thirds of the outstanding shares of the mandatory convertible preferred stock. We have no obligation to consider the specific interests of the holders of our mandatory convertible preferred stock in engaging in any such offering or transaction.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our liabilities have been paid. In addition, upon our voluntary or involuntary liquidation, dissolution or winding up, holders of our common stock will share ratably in the assets remaining after payments to creditors and security holders senior to them in our capital structure. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities that rank senior to obligations owed to equity holders, to pay any amounts with respect to shares of the mandatory convertible preferred stock or our common stock then outstanding.

Our Restated Certificate of Incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends and liquidation rights. If we issue preferred stock, it may adversely affect the market price of our common stock. Our board of directors also has the power, without stockholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of shares of the mandatory convertible preferred stock and our common stock or the market price of the mandatory convertible preferred stock and our common stock could be adversely affected. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.

Our ability to declare and pay dividends on our mandatory convertible preferred stock may be limited.

Our declaration and payment of dividends on our mandatory convertible preferred stock in the future will be determined by our board of directors in its sole discretion and will depend upon various factors, including our financial position, cash flows, results of operations, capital requirements and investment opportunities.

The agreements governing any future indebtedness of ours may limit our ability to pay cash dividends on our capital stock, including the mandatory convertible preferred stock. Therefore, we may be unable to pay dividends in cash on the mandatory convertible preferred stock unless we can refinance the amounts outstanding under such agreements.

In addition, under Delaware law, our board of directors (or an authorized committee thereof) may declare dividends on our capital stock only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the mandatory convertible preferred stock, we may not have sufficient cash to declare and pay dividends in cash on the mandatory convertible preferred stock.

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion” and “—Early Conversion at the Option of the Holder.” As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and 97% of the five-day average price (as defined herein), we will, if we are able to do so under applicable law and in compliance with our indebtedness, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock; however, to the extent we are not permitted to do so, you will not receive such dividends.

If upon an early conversion at the option of a holder (other than during a fundamental change conversion period) we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock for all full dividend periods ending on the dividend payment date prior to such early conversion date, the applicable conversion rate will be adjusted so that the converting holder receives an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock (or units of exchange property) or any combination thereof, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject in each case to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” If these limitations to the delivery in shares in payment of accumulated and unpaid dividends are reached, we will pay the shortfall in cash if we are permitted to do so under applicable law and in compliance with our indebtedness; however, to the extent we are not permitted to do so, we will make an adjustment to the conversion rate; provided that we will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached.

We do not anticipate paying any dividends on our common stock in the foreseeable future.

We do not anticipate paying any dividends on our common stock in the foreseeable future. Any declaration and payment of future dividends to holders of our common stock may be limited by the provisions of the Delaware General Corporation Law and our indebtedness. The future payment of dividends will be at the sole discretion of our board of directors and will depend on many factors, including our earnings, capital requirements, financial condition and other considerations that our board of directors deems relevant. Further, under the terms of the mandatory convertible preferred stock, our ability to declare and pay dividends on, or repurchase, our common stock will be subject to restrictions in the event we fail to declare and pay full dividends on the mandatory convertible preferred stock.

You may be subject to tax with respect to the mandatory convertible preferred stock even though you do not receive a corresponding cash distribution.

The fixed conversion rates of the mandatory convertible preferred stock are subject to adjustment in certain circumstances, including the payment of cash dividends. See “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” If, as a result of an adjustment, your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received, for U.S. federal income tax purposes, a taxable dividend without the receipt of any cash or property. In addition, we may make distributions to holders of the mandatory convertible preferred stock that are paid with shares of our common stock, and any such distribution might be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, you, as a holder of mandatory convertible preferred stock, may be subject to tax even though you have received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. Further, on April 12, 2016, the Internal Revenue Service proposed regulations addressing the amount and timing of certain deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect thereto, which if adopted could affect the U.S. federal income tax treatment of a holder of mandatory convertible preferred stock deemed to receive such a distribution, including as a result of an adjustment to the conversion rates of our mandatory convertible preferred stock. See “Material U.S. Federal Income Tax Considerations” for a further discussion of certain U.S. federal income tax considerations.

The distributions we pay on the mandatory convertible preferred stock may not qualify as dividends for U.S. federal income tax purposes, which could adversely affect the U.S. federal income tax consequences to U.S. corporate investors of owning the mandatory convertible preferred stock.

For U.S. federal income tax purposes, a distribution that we pay on our mandatory convertible preferred stock will be treated as a dividend only to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes (“earnings and profits”).

We are uncertain whether or not we have any accumulated earnings and profits as of the date of this offering, and we may not have current earnings and profits for 2017. Our ability to generate earnings and profits in any future year is subject to a number of variables that are uncertain and difficult to predict. Accordingly, we anticipate there could be years in which we do not have earnings and profits. Therefore, we cannot assure you that we will have sufficient earnings and profits to cause distributions on our mandatory convertible preferred stock to be treated as dividends.

To the extent that our earnings and profits are insufficient and distributions we pay on our mandatory convertible preferred stock are not treated as dividends for U.S. federal income tax purposes, if you are a domestic corporation, you will not be entitled to claim a “dividends-received” deduction with respect to any such distribution. In such case, the U.S. federal income tax consequences to you of owning the mandatory convertible preferred stock may be adversely affected. See “Material U.S. Federal Income Tax Considerations” for a more detailed description of U.S. federal income tax consequences of the ownership and disposition of shares of mandatory convertible preferred stock.

An active trading market for the mandatory convertible preferred stock does not exist and may not develop.

The mandatory convertible preferred stock is a new issue of securities with no established trading market. The liquidity of the trading market in the mandatory convertible preferred stock, and the market price quoted for the mandatory convertible preferred stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the mandatory convertible preferred stock on the NYSE. However, there can be no assurance that our mandatory convertible preferred stock will be listed, and if listed, that it will continue to be listed. In addition, listing the mandatory convertible preferred stock on the NYSE, if applicable, does not guarantee that an active trading market will develop for the mandatory convertible preferred stock. If an active trading market does not develop or is not maintained, the market price and liquidity of the mandatory convertible preferred stock may be adversely affected. In that case you may not be able to sell your mandatory convertible preferred stock at a particular time or you may not be able to sell your mandatory convertible preferred stock at a favorable price. In addition, as shares of the mandatory convertible preferred stock are converted, the liquidity of the mandatory convertible preferred stock that remains outstanding may decrease.

Certain rights of the holders of the mandatory convertible preferred stock and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of mandatory convertible preferred stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the mandatory convertible preferred stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to March 31, 2020, holders of the mandatory convertible preferred stock may have the right to convert their mandatory convertible preferred stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their mandatory convertible preferred stock. See “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the mandatory convertible preferred stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

Risk Factors Relating to our Common Stock

The trading price for our common stock may be volatile, and you could lose all or part of your investment as a result.

You should consider an investment in our common stock to be risky and subject to significant fluctuations in market value. The trading price of our common stock could be subject to significant fluctuations in response to, among other things, the factors described in this “Risk Factors” section and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and other factors, some of which are beyond our control. Furthermore, the equity markets have historically experienced price and volume fluctuations that have affected and continue to affect the market price of equity securities, often due to factors unrelated or disproportionate to the operating performance of the issuer of the equity securities. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, loss of investor confidence, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. The foregoing may cause the market price for our common stock to fall and you could lose all or part of your investment as a result.

If we cannot meet the continued listing requirements of the NYSE, the NYSE may delist our common stock, which would have an adverse impact on the trading volume, liquidity and market price of our common stock.

If the average closing price of our common shares were to fall below $1.00 over a period of 30 consecutive trading days, which is the minimum average share price required by the NYSE under Section 802.01C of the NYSE Listed Company Manual, we would no longer be in compliance with the NYSE’s continued listing requirements and would expect to receive a notice of noncompliance from the NYSE. The notice would have no immediate impact on the listing of our common shares, which would continue to be listed and traded on the NYSE during the six-month period described below, subject to our compliance with other continued listing standards.

We would have six months following receipt of the NYSE’s notice to regain compliance with the NYSE’s minimum share price requirement. We would be able to regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period our common shares has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of such month. Notwithstanding the foregoing, if we were to determine that we must cure the price condition by taking an action that would require approval of our shareholders (such as a reverse stock split), we could also regain compliance by: (i) obtaining the requisite shareholder approval by no later than our next annual meeting and (ii) implementing the action promptly thereafter, such that the price of our common stock would promptly exceed $1.00 per share, provided that the price must remain above that level for at least the following 30 trading days. However, there is no assurance that our stockholders would vote for such proposal.

A delisting of our common stock from the NYSE could negatively impact us as it would likely reduce the liquidity and market price of our common stock; reduce the number of investors willing to hold or acquire our common stock; and negatively impact our ability to access equity markets and obtain financing.

Future sales, or the perception of future sales, by us or our stockholders in the public market following this offering could cause the market price for our common stock to decline.

After this offering, the sale of a substantial number of shares of our common stock in the public market by us or our existing stockholders, or the perception that such sales could occur, could harm the prevailing market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell common stock in the future at a time and at a price that we deem appropriate. We may also issue common stock in connection with investments or acquisitions. The amount of shares of common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock and may result in additional dilution.

There may be future dilution of our common stock, which could adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock. In the future, we may issue shares of our common stock to raise cash for future activities or acquisitions. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common stock. Any of these events may dilute your ownership interest in our company, reduce our earnings per share and have an adverse effect on the price of our common stock.

Because we will have broad discretion in using the net proceeds of this offering, the benefits from our use of the proceeds may not meet investors’ expectations.

Our management will have broad discretion over the allocation of the net proceeds from this offering as well as over the timing of their expenditure without stockholder approval. We have not yet determined the specific uses for the net proceeds. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. Our failure to apply these proceeds effectively could cause our business to suffer. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If equity research analysts cease to publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The market price of our common stock could decline if one or more equity analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	(1)	(2)	2.1x	2.1x	2.4x

(1)	For the year ended December 31, 2016, earnings were deficient to cover fixed charges by $106.9 million.
(2)	For the year ended December 31, 2015, earnings were deficient to cover fixed charges by $23.0 million.

For purposes of this table, (i) “earnings” consist of our consolidated income from continuing operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, amortization of deferred financing costs and the portion of rental expense representing interest.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $             million, or approximately $             million if the underwriter exercises its option to purchase additional shares of mandatory convertible preferred stock in full, in each case after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds of this offering, and any proceeds from the exercise of the underwriter’s option to purchase additional shares, for general corporate purposes, which may include, without limitation, working capital, capital expenditures, acquisitions or the repayment, redemption or refinancing of a portion of our indebtedness.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term investments and capitalization as of December 31, 2016:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of both the mandatory convertible preferred stock offered hereby and our common stock in the Concurrent Offering assuming (i) in each case, that the underwriter’s option to purchase additional shares is not exercised and (ii) that the net proceeds from this offering and the Concurrent Offering will be held as cash.

You should read this table in conjunction with our historical financial statements and notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus for additional information about our capital structure.

	December 31, 2016
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$119,691	$

Long-term debt, net of unamortized debt issuance costs of $8,674	$576,326		$576,326

Stockholders’ equity
Common stock	$20,837	$
Mandatory convertible preferred stock	—
Capital in excess of par value	675,194
Accumulated deficit	(350,052)		(350,052)
Accumulated other comprehensive loss	(6,844)		(6,844)

Total stockholders’ equity	$339,135	$

Total capitalization	$915,461	$

PRICE RANGE OF COMMON STOCK

Our common stock is listed and principally traded on the New York Stock Exchange under the ticker symbol “PKD.” The closing price of our common stock on the New York Stock Exchange on February 17, 2017 was $2.35.

Most of our stockholders maintain their shares as beneficial owners in “street name” accounts and are not, individually, stockholders of record. As of February 16, 2017, there were 1,560 holders of record of our shares.

The following table presents the high and low sales prices per share of our common stock share during certain periods, as reported in the consolidated transaction reporting system.

	High	Low
2017
First Quarter (through February 17, 2017)	$2.90	$2.30
2016
First Quarter	$2.34	$0.98
Second Quarter	3.16	2.00
Third Quarter	2.44	1.84
Fourth Quarter	2.90	1.70
2015
First Quarter	$3.74	$2.51
Second Quarter	4.55	3.25
Third Quarter	3.43	2.34
Fourth Quarter	3.64	1.75

Beginning in October 2016, our common stock is included in the SEC’s two-year tick pilot program. In connection with this program, our common stock will be quoted and trade in $0.05 minimum increments, subject to certain exemptions for midpoint executions, retail investor executions and negotiated trades.

DIVIDENDS

Our Second Amended and Restated Senior Secured Credit Agreement, as amended, and the indentures for our senior notes limit the payment of dividends. In the past we have not paid dividends on our common stock and we have no present intention to pay dividends on our common stock in the foreseeable future.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following description is a summary of certain terms of our     % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share (the “mandatory convertible preferred stock”), but is not necessarily complete. The following summary supplements and, to the extent that it is inconsistent, replaces the description of our preferred stock in the accompanying prospectus.

A copy of our Restated Certificate of Incorporation, including the Certificate of Designations for the mandatory convertible preferred stock (the “Certificate of Designations”), is available upon request from us as described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the mandatory convertible preferred stock and the Certificate of Designations.

For purposes of this description, references to:

•	“the Company,” “us,” “we” or “our” refer to Parker Drilling Company and not any of its subsidiaries;

•	“business day” refer to any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed; and

•	“close of business” refer to 5:00 p.m., New York City time, and “open of business” refer to 9:00 a.m., New York City time.

General

Under our Restated Certificate of Incorporation, our board of directors is authorized to provide by resolution, without further stockholder action, for the issuance of up to 1,942,000 shares of preferred stock, each having a par value of $1.00 per share, in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

At the closing of this offering, we will issue 500,000 shares of mandatory convertible preferred stock. In addition, we have granted the underwriter an option to purchase up to 75,000 additional shares of our mandatory convertible preferred stock.

When issued, the mandatory convertible preferred stock and our common stock issued upon the conversion of the mandatory convertible preferred stock will be fully paid and nonassessable. The holders of the mandatory convertible preferred stock will have no preemptive or preferential rights to purchase or subscribe to the stock, obligations, warrants or other securities of the Company of any class.

Wells Fargo Bank, N.A. is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the mandatory convertible preferred stock.

We intend to apply to list our mandatory convertible preferred stock on the New York Stock Exchange as described under “—Listing.”

Ranking

The mandatory convertible preferred stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to (i) our common stock and (ii) each other class of capital stock established after the initial issue date of the mandatory convertible preferred stock (which we refer to as the “initial issue date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the mandatory convertible preferred stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with any class of capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank on a parity with the mandatory convertible preferred stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each class of capital stock established after the initial issue date the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the mandatory convertible preferred stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of January 31, 2017, we had long-term indebtedness of $585 million and $90.8 million available for additional borrowing under our revolving credit facility.

Listing

We intend to apply to list our mandatory convertible preferred stock on the New York Stock Exchange under the symbol “PKDP” and, if approved, we expect trading to commence within 30 days of the first issuance date of our mandatory convertible preferred stock. However, there can be no assurance that our mandatory convertible preferred stock will be listed, and if listed, that it will continue to be listed. Listing our mandatory convertible preferred stock on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their mandatory convertible preferred stock easily.

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the mandatory convertible preferred stock with respect to dividends, holders of shares of mandatory convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds lawfully available for payment in the case of dividends paid in cash and if lawfully permitted in the case of dividends paid in shares of common stock, cumulative dividends at the rate per annum of     % of the liquidation preference of $100 per share of mandatory convertible preferred stock (equivalent to $             per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.”

If declared, dividends on the mandatory convertible preferred stock will be payable quarterly on March 31, June 30, September 30, and December 31 of each year to, and including, March 31, 2020, commencing June 30, 2017 (each, a “dividend payment date”), and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the mandatory convertible preferred stock, whether or not in any dividend period or periods there have been funds lawfully available for the payment of such dividends.

If declared, dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at close of business on March 15, June 15, September 15, and December 15, as the

case may be, immediately preceding the relevant dividend payment date (each, a “regular record date”), whether or not such holders early convert their shares, or such shares are automatically converted, after a regular record date and on or prior to the immediately succeeding dividend payment date. These regular record dates will apply regardless of whether a particular regular record date is a business day. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a dividend payment date to, but not including, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our mandatory convertible preferred stock and will end on, and exclude, the June 30, 2017 dividend payment date. The amount of dividends payable on each share of mandatory convertible preferred stock for each full dividend period (subsequent to the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the mandatory convertible preferred stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the mandatory convertible preferred stock for the first dividend period, assuming the initial issue date is                     , 2017 will be approximately $             per share (based on the annual dividend rate of     % and a liquidation preference of $100 per share) and will be payable, when, as and if declared, on June 30, 2017. The dividend on the mandatory convertible preferred stock for each subsequent full dividend period, when, as and if declared, will be $             per share (based on the annual dividend rate of     % and a liquidation preference of $100 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the mandatory convertible preferred stock. No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the mandatory convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, is limited by the terms of our indebtedness. In addition, our Second Amended and Restated Senior Secured Credit Agreement, as amended, and the indentures for our senior notes restrict the payment of dividends. Our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Our ability to declare and pay cash dividends on our mandatory convertible preferred stock may be limited.”

If we (or an applicable withholding agent) are required to withhold on distributions of common stock to a holder (see “Material U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the mandatory convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the mandatory convertible preferred stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in common stock, no later than 10 scheduled trading days (as defined below under “—Mandatory Conversion—Definitions”) prior to the dividend payment date for such dividend.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below under “—Mandatory Conversion—Definitions”) of our common stock over the five consecutive trading day (as defined below under “—Mandatory Conversion—Definitions”) period ending on the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the mandatory convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the five-day average price.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend on a share of mandatory convertible preferred stock exceed a number equal to:

•	the declared dividend, divided by

•

$             , which amount represents approximately 35% of the initial price (as defined below under “—Mandatory Conversion”), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-Dilution Adjustments” (such dollar amount, as adjusted, the “floor price”).

To the extent that the amount of the declared dividend exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are able to do so under applicable law and in compliance with the instruments governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

Dividend Stopper

So long as any share of the mandatory convertible preferred stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other shares of junior stock, and no common stock or other junior stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof upon, or a sufficient sum or number of shares of our common stock have been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock. The foregoing limitation shall not apply to:

•	a dividend payable on any common stock or other junior stock in shares of any common stock or other junior stock and the payment of cash in lieu of fractional shares of such a dividend;

•	the acquisition of shares of any common stock or other junior stock in exchange for shares of any common stock or other junior stock and the payment of cash in lieu of fractional shares;

•

purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of common stock or other junior stock;

•

redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with the administration of any employee or director benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares;

•

any dividends or distributions of rights or common stock or other junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock and the payment of cash in lieu of fractional shares.

When dividends have not been paid on any dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a regular dividend period related to such dividend payment date), in full in cash, shares of our common stock or a combination thereof (or declared and a sum sufficient for payment thereof or a number of shares of common stock sufficient for payment thereof, in each case set aside for the benefit of the holders thereof on the applicable record date) on shares of the mandatory convertible preferred stock, no dividends may be declared or paid on any parity stock unless dividends are declared on the mandatory convertible preferred stock such that the respective amounts of such dividends declared on the mandatory convertible preferred stock and each such parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the mandatory convertible preferred stock and such parity stock (subject to their having been declared by the board of directors, or an authorized committee thereof, out of legally available funds) bear to each other, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate. For purposes of this calculation, with respect to non-cumulative parity stock, we shall use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative parity stock.

Subject to the foregoing, and not otherwise, such dividends as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including common stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the mandatory convertible preferred stock shall not be entitled to participate in any such dividends.

Redemption

The mandatory convertible preferred stock will not be redeemable. However, at our option, we may purchase or exchange the mandatory convertible preferred stock from time to time in the open market, by tender or exchange offer or otherwise.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of mandatory convertible preferred stock will be entitled to receive a liquidation preference in the amount of $100 per share of the mandatory convertible preferred stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the mandatory convertible preferred stock and all parity stock are not paid in full, the holders of the mandatory convertible preferred stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the mandatory convertible preferred stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The Certificate of Designations will not contain any provision requiring funds to be set aside to protect the liquidation preference of the mandatory convertible preferred stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the mandatory convertible preferred stock will not have voting rights other than those described below, except as specifically required by Delaware corporate law or by our Restated Certificate of Incorporation from time to time.

Whenever dividends on shares of mandatory convertible preferred stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but not including, June 30, 2017), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of mandatory convertible preferred stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall at no time include more than two preferred stock directors.

In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at (i) a special meeting of stockholders called by (x) our board of directors, subject to its fiduciary duties, or (y) at the request of the holders of at least 20% of the shares of mandatory convertible preferred stock or of any other series of voting preferred stock (provided that such request is received, (A) in the case of an annual meeting, at least 90 calendar days before the first anniversary of the preceding year’s annual meeting (but if the date of such annual meeting is more than 30 days before or more than 60 days after such anniversary date, then at least 90 calendar days before the date fixed for such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company) and (B) in the case a special meeting, at least 90 calendar days before the date fixed for such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting is first made by the Company; if such request is not received within the periods described in the foregoing, the election shall be held only at such next annual or special meeting of stockholders), and (ii) at each subsequent annual meeting, so long as the holders of mandatory convertible preferred stock continue to have such voting rights.

As used in this prospectus supplement, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the mandatory convertible preferred stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the mandatory convertible preferred stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the mandatory convertible preferred stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of mandatory convertible preferred stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of mandatory convertible preferred stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with or without cause, by the holders of record of a majority of the outstanding shares of mandatory convertible preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, except in the event that such vacancy is created as a result of such preferred stock director being removed or if no preferred stock director remains in office, such vacancy may be filled by a vote of the holders of record of a majority of the outstanding shares of mandatory convertible preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.

So long as any shares of mandatory convertible preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of mandatory convertible preferred stock and all other parity stock having similar voting rights, voting as a single class (and with voting rights allocated based on liquidation preference) given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of our Restated Certificate of Incorporation or the Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the mandatory convertible preferred stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•

amend, alter or repeal the provisions of our Restated Certificate of Incorporation or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the shares of mandatory convertible preferred stock in any material respect; or

•

consummate a binding share exchange or reclassification involving the shares of mandatory convertible preferred stock or a merger or consolidation of us with another entity, unless in each case: (i) shares of mandatory convertible preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such shares of mandatory convertible preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole;

provided, however, that:

•	any increase in the amount of our authorized but unissued shares of preferred stock;

•	any increase in the authorized or issued shares of mandatory convertible preferred stock; and

•	the creation and issuance, or an increase in the authorized or issued amount, of any other series of parity stock or junior stock,

will be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock and shall not require the affirmative vote or consent of holders of the mandatory convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the mandatory convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.

Without the consent of the holders of the mandatory convertible preferred stock, we may amend, alter, supplement or repeal any terms of the mandatory convertible preferred stock to cure any ambiguity or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the mandatory convertible preferred stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations; to make any provision with respect to matters or questions relating to the mandatory convertible preferred stock that is not inconsistent with the provisions of the Certificate of Designations establishing the terms of the mandatory convertible preferred stock, to waive any of our rights with respect thereto; or conform the terms of the mandatory convertible preferred stock to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement for the mandatory convertible preferred stock, as further supplemented and/or amended by the related pricing term sheet or final prospectus supplement.

Mandatory Conversion

Each outstanding share of the mandatory convertible preferred stock, unless previously converted, will automatically convert on the mandatory conversion date into a number of shares of our common stock equal to the conversion rate described below.

The conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of mandatory convertible preferred stock on the mandatory conversion date (excluding any shares of our common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:

•

if the applicable market value of our common stock is greater than the “threshold appreciation price,” which is approximately $            , then the conversion rate will be             shares of common stock per share of mandatory convertible preferred stock (the “minimum conversion rate”);

•

if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” which is approximately $            , then the conversion rate will be equal to $100 divided by the applicable market value of our common stock, rounded to the nearest ten thousandth of a share; or

•

if the applicable market value of our common stock is less than the initial price, then the conversion rate will be             shares of common stock per share of mandatory convertible preferred stock (the “maximum conversion rate”).

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The threshold appreciation price is calculated by dividing $100 by the minimum conversion rate, and represents an approximately     % appreciation over the initial price. The initial price is calculated by dividing $100 by the maximum conversion rate and initially equals approximately the per share public offering price of our common stock in the Concurrent Offering. The fixed conversion rates are each subject to adjustment as described in “—Anti-Dilution Adjustments” below.

If we declare a dividend for the dividend period ending on March 31, 2020, we will pay such dividend to the holders of record as of the applicable regular record date, as described above under “—Dividends.” If on or prior to March 31, 2020 we have not declared all or any portion of the accumulated and unpaid dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to:

•	the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by

•	the greater of (i) the floor price and (ii) 97% of the five-day average price.

To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of the five-day average price, we will, if we are able to do so under applicable law and in compliance with our indebtedness, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock.

With respect to conversions of our mandatory convertible preferred stock generally, if we (or an applicable withholding agent) are required to withhold on distributions of common stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder (see “Material U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our mandatory convertible preferred stock would receive upon mandatory conversion of one share of mandatory convertible preferred stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described below in “—Anti-Dilution Adjustments” and that dividends on the shares of mandatory convertible preferred stock will be declared and paid in cash. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $             and a threshold appreciation price of $            , a holder of our mandatory

convertible preferred stock would receive on the mandatory conversion date the number of shares of our common stock per share of our mandatory convertible preferred stock set forth below:

Assumed Applicable Market Value of Our Common Stock	Number of Shares of Our Common Stock to Be Received Upon Mandatory Conversion	Assumed Conversion Value (Calculated as Applicable Market Value Multiplied by the Number of Shares of Our Common Stock to be Received Upon Mandatory Conversion)
$
$
$
$
$
$
$
$
$
$
$

Accordingly, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock, the applicable market value of our common stock you receive upon mandatory conversion of a share of mandatory convertible preferred stock (excluding any shares of our common stock you receive in respect of accrued and unpaid dividends) will be:

•	greater than the $100 liquidation preference of the share of mandatory convertible preferred stock, if the applicable market value is greater than the threshold appreciation price;

•

equal to the $100 liquidation preference of the share of mandatory convertible preferred stock, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price; and

•	less than the $100 liquidation preference of the share of mandatory convertible preferred stock, if the applicable market value is less than the initial price.

Definitions

“Applicable market value” means the average VWAP per share of our common stock over the final averaging period.

“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding March 31, 2020.

“Mandatory conversion date” means the third business day immediately following the last trading day of the final averaging period.

“Market disruption event” means:

•	a failure by the relevant stock exchange to open for trading during its regular trading session; or

•

the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock.

“Relevant stock exchange” means the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.

“Trading day” means a day on which:

•	there is no market disruption event; and

•	trading in our common stock generally occurs on the relevant stock exchange;

provided, that if our common stock is not listed or admitted for trading, “trading day” means a “business day.”

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PKD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.

Early Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below in “—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the mandatory convertible preferred stock have the right to convert their shares of mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to March 31, 2020, into shares of our common stock at the minimum conversion rate.

If, as of the effective date of any early conversion (the “early conversion date”) made pursuant to this “—Early Conversion at the Option of the Holder” section (each, an “early conversion”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on the dividend payment date prior to such early conversion date, the conversion rate will be adjusted so that such converting holder will receive an additional number of shares of our common stock equal to:

•	such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by

•

the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding such early conversion date (the “early conversion average price”).

To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any early conversion of any shares of the mandatory convertible preferred stock at the option of the holder pursuant to this “—Early Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of the mandatory convertible preferred stock, unless such early conversion date occurs after the regular record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record as of such regular record date of the shares of mandatory convertible preferred stock that were early converted, as described above under “—Dividends.”

Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

If a fundamental change (as defined below) occurs on or prior to March 31, 2020, holders of the mandatory convertible preferred stock will have the right (the “fundamental change early conversion right”) during the fundamental change conversion period (as defined below) to:

•

convert their shares of mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), into shares of our common stock (or units of exchange property as described below) at the conversion rate specified in the table below (the “fundamental change conversion rate”);

•

with respect to such converted shares of mandatory convertible preferred stock, receive an amount equal to the present value, calculated using a discount rate of     % per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change (the “fundamental change effective date”), including for the period, if any, from the dividend payment date immediately preceding the fundamental change effective date to, but not including, the fundamental change effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods to, but not including March 31, 2020, and for the partial dividend period from, and including, the fundamental change effective date to, but not including, the next dividend payment date (the “fundamental change dividend make-whole amount” and together with the accumulated dividend amount, the “make-whole dividend amounts”)), subject to our right to deliver shares of our common stock in lieu of all or part of such amount in cash as described under “—Make-Whole Dividend Amounts” below); and

•

with respect to such converted shares of mandatory convertible preferred stock, to the extent that, as of the fundamental change effective date, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (subject to our right to deliver shares of our common stock in lieu of all or part of such amount in cash as described under “—Make-Whole Dividend Amounts” below);

provided that, if the fundamental change effective date or the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion) falls after the regular record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such regular record date, as described above under “—Dividends,” and will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

To exercise the fundamental change early conversion right, holders must submit their shares of the mandatory convertible preferred stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the fundamental change effective date and ending at close of business on the date that is 20 calendar days after the fundamental change effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change, but in no event later than March 31, 2020). Holders of mandatory convertible preferred stock who do not submit their shares for early conversion during the fundamental change conversion period will not be entitled to convert their shares of mandatory convertible preferred stock at the fundamental change conversion rate or to receive the make-whole dividend amounts.

We will notify holders of the fundamental change effective date no later than the second business day following such effective date.

A “fundamental change” will be deemed to have occurred, at any time after the initial issue date of the mandatory convertible preferred stock, if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, to any person other than one or more of our wholly owned subsidiaries; or

(3) our common stock (or other exchange property) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors).

However, a transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the exchange property.

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the fundamental change effective date and the price (the “stock price”) paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in exchange for their common stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the relevant fundamental change effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our mandatory convertible preferred stock are adjusted. The adjusted stock prices will equal (i) the stock prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth in “—Anti-Dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of mandatory convertible preferred stock for each stock price and fundamental change effective date set forth below.

Stock price
Fundamental change effective date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2017
March 31, 2018
March 31, 2019
March 31, 2020

The exact stock price and fundamental change effective date may not be set forth in the table, in which case:

If the stock price is between two stock prices in the table or the fundamental change effective date is between two fundamental change effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later fundamental change effective dates based on a 365-day year, as applicable.

If the stock price is greater than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate.

If the stock price is less than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Make-Whole Dividend Amounts

For any shares of mandatory convertible preferred stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amounts, determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock (or, as described below under “—Recapitalizations, Reclassifications and Changes in our Common Stock,” units of exchange property); or

•	through any combination of cash and shares of our common stock (or, as described below, units of exchange property).

We will pay the make-whole dividend amounts in cash, except to the extent we elect on or prior to the second business day following the fundamental change effective date to make all or any portion of such payments in shares of our common stock (or, as described below, units of exchange property). If we elect to make any such payment, or any portion thereof, in shares of our common stock (or, as described below, units of exchange property), such shares (or units of exchange property, if applicable) shall be valued for such purpose at 97% of the stock price.

No fractional shares of common stock (or to the extent applicable, units of exchange property) will be delivered to the holders of the mandatory convertible preferred stock in respect of the make-whole dividend amounts. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of common stock (or to the extent applicable, units of exchange property) based on the average VWAP per share of our common stock (or to the extent applicable, units of exchange property) over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with the make-whole dividend amounts exceed a number equal to:

•	the make-whole dividend amounts, divided by

•	the greater of (i) the floor price and (ii) 97% of the stock price.

To the extent that the make-whole dividend amounts exceed the product of the number of shares of common stock delivered in respect of such make-whole dividend amounts and 97% of the stock price, we will, if we are able to do so under applicable law and in compliance with our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amounts (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of common stock equal to:

•	the cash amount of the aggregate unpaid and undelivered make-whole dividend amounts, divided by

•	the greater of (i) the floor price and (ii) 97% of the stock price.

To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amounts exceeds the product of such number of additional shares and 97% of the stock price, we will not have any obligation to pay the shortfall in cash.

Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•

the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our common stock (or to the extent applicable, units of exchange property) and, if applicable, the portion of such amount that will be paid in common stock (or to the extent applicable, units of exchange property); and

•

the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our common stock (or to the extent applicable, units of exchange property) and, if applicable, the portion of such amount that will be paid in common stock (or to the extent applicable, units of exchange property).

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of mandatory convertible preferred stock will automatically convert into shares of common stock on the mandatory conversion date.

If more than one share of our mandatory convertible preferred stock held by the same holder is automatically converted on the mandatory conversion date, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our mandatory convertible preferred stock so converted.

A holder of shares of mandatory convertible preferred stock that are mandatorily converted will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by such holder have been paid in full and will be issued on the later of (i) the mandatory conversion date and (ii) the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of close of business on the mandatory conversion date. Except as provided in “—Anti-Dilution Adjustments,” prior to close of business on the mandatory conversion date, the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and holders of the mandatory convertible preferred stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, by virtue of holding the mandatory convertible preferred stock.

Upon Early Conversion

If a holder elects to convert its shares of mandatory convertible preferred stock prior to March 31, 2020, in the manner described in “—Early Conversion at the Option of the Holder” or “—Early Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” such holder must observe the following conversion procedures:

•

if such holder holds a beneficial interest in a global share of mandatory convertible preferred stock, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program; and

•	if such holder holds shares of mandatory convertible preferred stock in certificated form, such holder must comply with certain procedures set forth in the Certificate of Designations.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If more than one share of our mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our mandatory convertible preferred stock so surrendered.

A holder that converts its shares of mandatory convertible preferred stock will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its conversion rights, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and will be issued on the later of (i) the third business day immediately succeeding the conversion date and (ii) the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of close of business on the applicable conversion date. Prior to close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and a holder of shares of the mandatory convertible preferred stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, by virtue of holding the mandatory convertible preferred stock.

Fractional Shares

No fractional shares of common stock will be issued to holders of our mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of shares of our mandatory convertible preferred stock of any holder that are converted, such holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted as described below, except that we will not make any adjustments to the fixed conversion rates if holders of the mandatory convertible preferred stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the mandatory convertible preferred stock, in any of the transactions described below without having to convert their mandatory convertible preferred stock as if they held a number of shares of common stock equal to (i) the maximum conversion rate as of the record date for such transaction, multiplied by (ii) the number of shares of mandatory convertible preferred stock held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =

such fixed conversion rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	such fixed conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 =

the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

“Effective date” as used in this clause (1) means the first date on which the shares of our common stock trade on the relevant stock exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 =	such fixed conversion rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 =	such fixed conversion rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the exercise of such rights, options or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, each fixed conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such fixed conversion rate that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such average of the VWAP per share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•

any dividends and distributions in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described below under “—Recapitalizations, Reclassifications and Changes in our Common Stock”;

•	except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 =	such fixed conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =	such fixed conversion rate in effect immediately after the close of business on such record date;

SP0 =

the average of the VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date (as defined below) for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock on the ex-date for such distribution.

“Ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, each fixed conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to be such fixed conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, in respect of each share of mandatory convertible preferred stock, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the maximum conversion rate in effect on the record date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the fixed conversion rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•	we will readjust the fixed conversion rates to the extent any of these rights, options or warrants are not exercised before they expire;

provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 =

such fixed conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading period commencing on, and including, the effective date for the spin-off;

CR1 =

such fixed conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading period commencing on, and including, the effective date for the spin-off;

FMV0 =

the average of the VWAP per share of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off (the “valuation period”); and

MP0 =	the average of the VWAP per share of our common stock over the valuation period.

The increase to each fixed conversion rate under the preceding paragraph will become effective at the close of business on the last trading day of the valuation period. Notwithstanding the foregoing, if any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the beginning of the valuation period and such determination date for purposes of determining such fixed conversion rate. If such dividend or distribution is not so paid, each fixed conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 =	such fixed conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 =	such fixed conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =	the average of the VWAP per share of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each fixed conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of the conversion rate of the mandatory convertible preferred stock, beneficial owners of our mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of our mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Considerations—Tax Consequences Applicable to Non-U.S. Holders.”

If we (or an applicable withholding agent) are required to withhold on deemed distributions to a holder (see “Material U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, for each share of mandatory convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate on the record date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	such fixed conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

CR1 =	such fixed conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the daily VWAPs of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The increase to each fixed conversion rate under the preceding paragraph will become effective at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date. Notwithstanding the foregoing, if any date for determining the number of shares of our common stock issuable to a holder occurs within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such determination date for purposes of determining such fixed conversion rate. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any fixed conversion rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversion rate shall again be adjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made.

We are permitted to increase each fixed conversion rate, for a period of at least 20 business days (to the extent required by law), if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase each fixed conversion rate to avoid or diminish any income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. However, in either case, we may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to a fixed conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the fixed conversion rates, see “Material U.S. Federal Income Tax Considerations —Tax Consequences Applicable to U.S. Holders—Adjustments to Conversion Rate” and “—Tax Consequences Applicable to Non-U.S. Holders—Distributions Generally.”

If we have a rights plan in effect upon conversion of the mandatory convertible preferred stock into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each fixed conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.

Except as stated herein, we will not adjust the fixed conversion rates for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Without limiting the foregoing, the fixed conversion rates will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the mandatory convertible preferred stock was first issued or pursuant to the mandatory convertible preferred stock;

•

for ordinary course of business stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our board of directors;

•	solely for a change in the par value of our common stock;

•

for the sale or issuance of new shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash (including the issuance of common stock pursuant thereto), including at a price per share less than the fair market value thereof or otherwise, except as described in clauses (1) through (5) above, or in an acquisition; or

•	a third-party tender or exchange offer.

Adjustments to each fixed conversion rate will be calculated to the nearest 1/10,000th of a share.

Except as otherwise provided above, we will be responsible for making all calculations called for under the mandatory convertible preferred stock. These calculations include, but are not limited to, determinations of the stock price, the VWAPs, the average VWAPs and the fixed conversion rates of the mandatory convertible preferred stock. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding. We will be required, as soon as practicable after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of mandatory convertible preferred stock. We will also be required to deliver, upon written request by a beneficial owner of the mandatory convertible preferred stock, a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each adjusted fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment will also be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportional adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $100 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $100 divided by the minimum conversion rate (as adjusted in the manner described herein).

Whenever any provision of the Certificate of Designations requires us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors, or any authorized committee thereof or any officer authorized thereby, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the ex-date, effective date, record date or expiration date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

Recapitalizations, Reclassifications and Changes in our Common Stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change in the par value of our common stock),

•	any consolidation, merger or other combination involving us,

•	any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of ours and our subsidiaries, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “reorganization event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “exchange property,” and the amount of exchange property that a holder of one share of our common stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “unit of exchange property”), then, we will amend our Restated Certificate of Incorporation (or other similar organizational document), providing that, at and after the effective time of the reorganization event, each share of mandatory convertible preferred stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the mandatory convertible preferred stock, become convertible into the kind and amount of exchange property that a holder of our common stock would have been entitled to receive upon such reorganization event.

If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the exchange property into which the mandatory convertible preferred stock will be convertible will be deemed to be:

•	the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election; and

•	if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

We will notify holders of our mandatory convertible preferred stock of the weighted average referred to in the first bullet point in the preceding sentence as soon as practicable after such determination is made.

The number of units of exchange property we will deliver for each share of mandatory convertible preferred stock converted following the effective date of such reorganization event will be determined by the fixed conversion rates then in effect on the applicable conversion date (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of mandatory convertible preferred stock are actually converted). Each fixed conversion rate will be determined using the applicable market value of a unit of exchange property, and such value will be determined, on any date of determination, with respect to:

•	any publicly traded securities that compose all or part of the exchange property, based on the average VWAP per share of such publicly traded securities over the final averaging period;

•	any cash that composes all or part of the exchange property, based on the amount if such cash; and

•	any other property that composes all or part of the exchange property, based on the value of such property on such date, as determined in good faith by our board of directors or a committee thereof.

The above provisions of this section will similarly apply to successive reorganization events and the “—Anti-Dilution Adjustments” section will apply to any shares of our capital stock (or of any successor) received by the holders of our common stock in any such reorganization event.

We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of mandatory convertible preferred stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the mandatory convertible preferred stock.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon conversion of the mandatory convertible preferred stock, the maximum number of shares of common stock as shall be issuable from time to time upon the conversion of all the shares of mandatory convertible preferred stock then outstanding.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

Wells Fargo Bank, N.A. is the transfer agent, registrar and conversion and dividend disbursing agent for the mandatory convertible preferred stock.

Book-Entry, Settlement and Clearance

The Global Security

The mandatory convertible preferred stock will be initially issued in the form of a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. We expect that under procedures established by DTC:

•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the participants designated by the underwriter; and

•

ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of participants) and the records of participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry, Delivery and Form

The mandatory convertible preferred stock will be issued in global form. DTC or its nominee will be the sole registered holder of the mandatory convertible preferred stock. Ownership of beneficial interests in the mandatory convertible preferred stock in global form will be limited to persons who have accounts with DTC or persons who hold interests through such participants. Ownership of beneficial interests in the mandatory convertible preferred stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the mandatory convertible preferred stock, DTC or such nominee, as the case may be, will be considered the sole holder of the mandatory convertible preferred stock represented by such global certificate for all purposes under the certificate of designation. No beneficial owner of an interest in the mandatory convertible preferred stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the certificate of designation.

Payments of dividends on the global certificate representing the mandatory convertible preferred stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of the Company, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the mandatory convertible preferred stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the mandatory convertible preferred stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate representing the mandatory convertible preferred stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the mandatory convertible preferred stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the mandatory convertible preferred stock in global form and a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in the mandatory convertible preferred stock in global form may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the certificate of designation. Beneficial interests in mandatory convertible preferred stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CONCURRENT OFFERING OF COMMON STOCK

Concurrently with this offering, we are also making a public offering of 12,000,000 shares of our common stock in the Concurrent Offering pursuant to a separate prospectus supplement. We have granted the underwriter of that offering an option to purchase up to an additional 1,800,000 shares of our common stock. The closing of this offering of the mandatory convertible preferred stock is not conditioned upon the closing of the Concurrent Offering, and the closing of the Concurrent Offering is not conditioned upon the closing of this offering of the mandatory convertible preferred stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. holders and non-U.S. holders (each, as defined below) of the purchase, ownership, disposition and conversion of our mandatory convertible preferred stock issued pursuant to this offering and common stock received in respect of our mandatory convertible preferred stock. This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of personal circumstances, nor does this discussion address the effects of other U.S. federal tax laws, such as estate or gift tax laws, or the effects of any applicable state, local or non-U.S. tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of our mandatory convertible preferred stock or common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the matters discussed below.

This discussion is limited to beneficial owners that hold our mandatory convertible preferred stock or common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the net investment income tax imposed on certain income. In addition, it does not address tax consequences relevant to beneficial owners subject to special rules, including, without limitation:

•	U.S. expatriates or former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders whose functional currency is not the U.S. dollar;

•

persons holding the mandatory convertible preferred stock or common stock received in respect of the mandatory convertible preferred stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	tax-exempt retirement plans;

•	persons that own, actually or constructively, more than 5% of our mandatory convertible preferred stock or common stock;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons deemed to sell the mandatory convertible preferred stock or common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our mandatory convertible preferred stock or common stock received in respect of our mandatory convertible preferred stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our mandatory convertible preferred stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership, disposition and conversion of the mandatory convertible preferred stock and common stock received in respect of the mandatory convertible preferred stock.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION AND CONVERSION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK AND COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our mandatory convertible preferred stock or common stock received in respect of our mandatory convertible preferred stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

A “non-U.S. holder” is any beneficial owner of our mandatory convertible preferred stock or common stock that is not a “U.S. holder,” and that is not an entity treated as a partnership for U.S. federal income tax purposes.

Tax Consequences Applicable to U.S. Holders

Distributions Generally

Distributions of cash or other property on our mandatory convertible preferred stock or common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates if such U.S. holders meet certain holding period and other applicable requirements. To the extent distributions exceed our current and accumulated earnings and profits, the distributions will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in our mandatory convertible preferred stock or common stock, as applicable, and thereafter will be taxable as capital gain realized on the sale or other taxable disposition of the mandatory convertible preferred stock or common stock, as applicable, as described under “—Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock” below.

If we make a distribution on our mandatory convertible preferred stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such U.S. holder.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the mandatory convertible preferred stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. holder that has held our mandatory convertible preferred stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the “nontaxed portion” of such dividend, which equals the excess of (i) the amount of such dividend over (ii) the portion of such dividend includible in gross income, reduced by any dividends received deduction allowable with respect to such dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the mandatory convertible preferred stock or common stock and will be treated as described under “—Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock” below. A non-corporate U.S. holder that receives an extraordinary dividend will be required to treat any losses on the sale of our mandatory convertible preferred stock or common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the special rates discussed above under “—Distributions Generally.”

Adjustments to Conversion Rate

The conversion rate of our mandatory convertible preferred stock is subject to adjustment under specified circumstances. In such circumstances, U.S. holders who hold our mandatory convertible preferred stock may be deemed to have received a distribution from us if the adjustment has the effect of increasing such U.S. holders’ proportionate interests in our assets or earnings and profits. In addition, the failure to make certain adjustments to the conversion ratio of the mandatory convertible preferred stock may cause U.S. holders of our common stock to be deemed to have received distributions from us. In either case, deemed distributions could be recognized even though such U.S. holders have not received any cash or property as a result of the adjustment or failure to make adjustments.

Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which have the effect of preventing the dilution of the interest of the U.S. holders of the mandatory convertible preferred stock generally will not be deemed to result in a deemed distribution. However, certain of the possible adjustments to the conversion rate of our mandatory convertible preferred stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula.

The tax consequences of a U.S. holder’s receipt of any deemed distribution from us are as described generally for all distributions under “—Distributions Generally” above. Because deemed distributions deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such U.S. holder.

Further, and as discussed below under “Tax Consequences Applicable to Non-U.S. Holders—Distributions Generally,” on April 12, 2016, the IRS proposed Treasury Regulations addressing the amount and timing of such deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution generally would be the amount of the excess of (x) the fair market value of the conversion right with respect to mandatory convertible preferred stock to acquire common stock as of the time immediately after the relevant adjustment to the conversion rate over (y) the fair market value of the conversion right with respect to mandatory convertible preferred stock to acquire common stock as of the same time had no adjustment been made and (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the mandatory convertible preferred stock and the date of the actual distribution of cash or property that results in the deemed distribution. If the proposed Treasury Regulations are adopted as final regulations, the final regulations will be effective for deemed distributions occurring on or after the date of such adoption, but holders of mandatory convertible preferred stock and withholding agents may rely on the proposed Treasury Regulations prior to that date under certain circumstances.

Dispositions of Our Mandatory Convertible Preferred Stock or Common Stock

If a U.S. holder sells or disposes of shares of mandatory convertible preferred stock (other than pursuant to a conversion described below) or common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s adjusted basis in the shares of mandatory convertible preferred stock or common stock. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the mandatory convertible preferred stock or common stock for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A U.S. holder generally will not recognize gain or loss upon the conversion of our mandatory convertible preferred stock into our common stock. Any cash or common stock received upon conversion in respect of dividends in arrears on our mandatory convertible preferred stock should be treated as described above under “—Distributions Generally.” For the avoidance of doubt, the term “dividends in arrears” does not include dividends to be paid in respect of any portion of the dividend period containing the date of conversion. Except as provided below and except with respect to common stock received in respect of dividends in arrears, a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those in the converted mandatory convertible preferred stock (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share of common stock deemed exchanged for cash). Common stock received in payment of dividends in arrears and taxed as a dividend upon receipt, if any, will have a basis equal to its fair market value on the date of conversion, and a new holding period which will begin on the day after the conversion.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the mandatory convertible preferred stock for more than one year at the time of conversion.

In the event a U.S. holder converts its mandatory convertible preferred stock and we pay, in respect of any such conversion, cash or common stock in respect of dividends to be paid in respect of a portion of the then-current dividend period or the net present value of future dividends, the tax treatment of the receipt of such cash or common stock is uncertain. In the event a U.S. holder converts its mandatory convertible preferred stock and we choose to pay such U.S. holder cash in respect of a portion of the then-current dividend period or the present value of future dividends, although not free from doubt, we believe the receipt of such cash should be treated as additional consideration received by the U.S. holder upon conversion of the mandatory convertible preferred stock into common stock and should be taxable to the extent of any gain realized by the U.S. holder. For this purpose, gain generally would equal the excess, if any, of the fair market value of our common stock received upon conversion (including any fractional common share for which cash is received) and the cash received attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends over the U.S. holder’s tax basis in our mandatory convertible preferred stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of the cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend, such gain (to the extent recognized) would be taxable as dividend income, to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be taxable as capital gain. To the extent the amount of cash received in respect of dividends to be paid in respect of a portion of the then-current dividend period or the net present value of future dividends exceeds the gain realized by a U.S. holder, the excess amount would not be taxable to such U.S. holder but would reduce such U.S. holder’s adjusted tax basis in our common stock.

In the event a U.S. holder converts its mandatory convertible preferred stock and we pay such U.S. holder common stock in respect of dividends to be paid that relate to a portion of the then-current dividend period or the present value of future dividends, although not free from doubt, we believe the receipt of such stock should treated as consideration received upon conversion of the mandatory convertible preferred stock, and should in such case be taxed as described in the first paragraph above under the heading “—Conversion of Mandatory Convertible Preferred Stock into Common Stock.”

U.S. holders should be aware that the tax treatment described above regarding the payments of cash or common stock made in respect of dividends to be paid that relate to a portion of the then-current dividend period or future dividends is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions Generally.”

In the event a U.S. holder’s mandatory convertible preferred stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Because payments of common stock in respect of dividends in arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such U.S. holder.

Backup Withholding and Information Reporting

We or an applicable withholding agent will report to U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid or the proceeds of a disposition of mandatory convertible preferred stock or common stock unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of exemptions from the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences Applicable to Non-U.S. Holders

Distributions Generally

Distributions that are treated as dividends (see “Tax Consequences Applicable to U.S. Holders—Distributions Generally,” “—Adjustments to Conversion Rate,” and “—Conversion of Mandatory Convertible Preferred Stock into Common Stock”) generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. Distributions that are treated as taxable gain or return of capital could be subject to a withholding tax at a rate of 15% under FIRPTA (as defined below) if we are considered a USRPHC (as defined below) and our stock is not “regularly traded” on an established securities market (see “—Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock”). For withholding purposes, we expect that all distributions will be treated as made out of our current or accumulated earnings and profits and thus treated as dividends. However, if it is subsequently determined that a distribution was, in fact, in excess of our current and accumulated earnings and profits, a non-U.S. holder may be able to obtain a refund of withholding taxes by timely filing an appropriate claim for refund with the IRS. Additionally, an applicable income tax treaty may reduce the rate of a withholding tax on distributions received by a non-U.S. holder. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W- 8BEN or W-8BEN-E (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our mandatory convertible preferred stock or common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the mandatory convertible preferred stock or common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our mandatory convertible preferred stock or common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates applicable to U.S. holders. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

In general, the rules applicable to distributions to non-U.S. holders discussed above are also applicable to deemed distributions to non-U.S. holders resulting from adjustments to or failure to adjust the conversion rate of the mandatory convertible preferred stock or distributions on mandatory convertible preferred stock made in our common stock. See “Tax Consequences Applicable to U.S. Holders—Adjustments to Conversion Rate.” Because deemed distributions or distributions made in common stock would not give rise to any cash from which any applicable withholding tax could be satisfied, we will, or an applicable withholding agent will, withhold the U.S. federal tax on such dividend from any cash, shares of common stock, or sales proceeds otherwise payable to a non-U.S. holder.

On April 12, 2016, the IRS proposed Treasury Regulations addressing the amount and timing of such deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to such deemed distributions. If adopted as proposed, the regulations would generally provide that

(i) the amount of a deemed distribution generally would be the amount of the excess of (x) the fair market value of the conversion right with respect to mandatory convertible preferred stock to acquire common stock as of the time immediately after the relevant adjustment to the conversion rate over (y) the fair market value of the conversion right with respect to mandatory convertible preferred stock to acquire common stock as of the same time had no adjustment been made, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the mandatory convertible preferred stock and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a non-U.S. holder and, if there is no associated cash payment, may satisfy such withholding obligations by withholding on other cash payments made to the same beneficial owner or by liquidating other property held in custody for the beneficial owner or over which it has control and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of mandatory convertible preferred stock (including holders of the mandatory convertible preferred stock that would otherwise be exempt from reporting). If the proposed Treasury Regulations are adopted as final regulations, the final regulations will be effective for deemed distributions occurring on or after the date of such adoption, but holders of mandatory convertible preferred stock and withholding agents may rely on the proposed Treasury Regulations prior to that date under certain circumstances.

Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our mandatory convertible preferred stock or common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock or mandatory convertible preferred stock constitutes a “United States real property interest,” or “USRPI,” which could be the case if we are a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes within the meaning of the “Foreign Investment in Real Property Tax Act,” or “FIRPTA.”

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates applicable to U.S. holders. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which gain may be offset by any U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the United States).

With respect to the third bullet point above, generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business. We do not believe that we currently are, and do not anticipate becoming, a USRPHC. However, even if we are, or in the future become, a USRPHC, if our mandatory convertible preferred stock or common stock is regularly traded on an established securities market and a non-U.S. holder satisfies certain ownership tests, our status as a USRPHC will not cause any gain recognized by such non-U.S. holder to be subject to U.S. federal income tax. If gain on the sale or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to U.S. federal income tax on the gain realized on a disposition of our mandatory convertible preferred stock or common stock, generally would be required to file a U.S. federal income tax return, and a 15% withholding tax would apply to the gross proceeds from such sale. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

Subject to the discussion above under “—Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock,” a non-U.S. holder generally will not recognize gain or loss upon the conversion of mandatory convertible preferred stock into our common stock.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share. See “—Dispositions of Our Mandatory Convertible Preferred Stock and Common Stock.” Cash or common stock received in respect of dividends in arrears on our mandatory convertible preferred stock should be treated in the manner described above under “Tax Consequences Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” and we, or an applicable withholding agent, will withhold tax from such amounts, as described above under “—Distributions Generally.” A non-U.S. holder may recognize capital gain or dividend income when such holder receives cash attributable to a dividend to be paid in respect of portion of the then-current dividend period or the net present value of future dividends, as described above under “Tax Consequences Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock.” The tax treatment of such amount is uncertain, and we, or an applicable withholding agent, will withhold 30% of such amount as described under “—Distributions Generally.”

Backup Withholding Tax and Information Reporting

We or an applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions, including deemed distributions, on our mandatory convertible preferred stock or common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to payments to a non-U.S. holder on our mandatory convertible preferred stock or common stock provided the non-U.S. holder furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the non U.S. holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed distributions) on, or gross proceeds from the sale or other disposition of, mandatory convertible preferred stock or common stock paid to a “foreign financial institution” or a

“non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA currently applies to applicable payments of dividends and will apply to applicable payments of gross proceeds from the sale or other disposition of our mandatory convertible preferred stock or common stock only after December 31, 2018.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the mandatory convertible preferred stock or common stock.

UNDERWRITING

Barclays Capital Inc., referred to as the underwriter, is acting as the sole book-runner of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement and the accompanying prospectus, Barclays Capital Inc. has agreed to purchase from us, and we have agreed to sell to it, 500,000 shares of mandatory convertible preferred stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of mandatory convertible preferred stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of mandatory convertible preferred stock offered hereby (other than those shares of mandatory convertible preferred stock covered by its option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us for the shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Barclays Capital Inc. has advised us that it proposes to offer the shares of mandatory convertible preferred stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $             per share. After this offering, the underwriter may change the offering price and other selling terms. Sales of the shares of mandatory convertible preferred stock made outside of the United States may be made by affiliates of the underwriter. The offering of the shares of mandatory convertible preferred stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The expenses of this offering that are payable by us are estimated to be approximately $300,000 (excluding underwriting discounts and commissions). We have also agreed to reimburse the underwriter for certain of its expenses in an amount up to $30,000.

Concurrent Offering

Concurrently with this offering of mandatory convertible preferred stock, we intend to offer 12,000,000 shares of our common stock (or 13,800,000 shares if the underwriters exercise their option to purchase additional shares of our common stock full) in a public offering for gross proceeds of approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares of our common stock in full). The shares of common stock are being offered pursuant to a separate prospectus supplement.

The consummation of this offering of mandatory convertible preferred stock is not conditioned on the consummation of the Concurrent Offering, and the Concurrent Offering will not be conditioned on the consummation of this offering.

Option to Purchase Additional Shares

We have granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 75,000 shares from us at the public offering price less underwriting discounts and commissions.

Lock-Up Agreements

We, and all of our directors and executive officers have agreed that, for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions as described below, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or, exercisable or exchangeable for common stock or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing; provided, however, that the foregoing restrictions will not apply to (x) the issuance of up to 10.0% of the outstanding shares of our common stock on a fully diluted basis after giving effect to this offering as payment of any part of the purchase price for businesses that are acquired by us or in connection with any joint venture entered into by us; provided that prior to the issuance of such shares of common stock each recipient of such shares agrees in writing to be subject to the lock-up for the remaining term of the lock-up period, (y) the offer and sale by our directors and executive officers of up to an aggregate of 0.1% of the outstanding shares of our common stock on a fully diluted basis after giving effect to this offering and (z) the concurrent offering of the shares of our common stock issuable upon conversion of or in connection with any dividend payment or make-whole payment in respect of our mandatory convertible preferred stock.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales or purchases for the purpose of pegging, fixing or maintaining the price of the mandatory convertible preferred stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that it may purchase by exercising its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in its option to purchase additional shares. The underwriter may close out any short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the mandatory convertible preferred stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our mandatory convertible preferred stock or preventing or retarding a decline in the market price of the mandatory convertible preferred stock. As a result, the price of our mandatory convertible preferred stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our mandatory convertible preferred stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or particular selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s or selling group member’s website and any information contained in any other website maintained by the underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the New York Stock Exchange

The shares of mandatory convertible preferred stock are a new issue of securities with no established trading market. We intend to apply to list the mandatory convertible preferred stock on the NYSE. In addition, if listed, we have agreed to use our commercially reasonable efforts to keep the mandatory convertible stock listed on the NYSE under the symbol “PKDP.” However, there can be no assurance that our mandatory convertible preferred stock will be listed, and if listed, that it will continue to be listed. In addition, listing the mandatory convertible preferred stock on the NYSE, if applicable, does not guarantee that an active trading market will develop for the mandatory convertible preferred stock. If an active trading market does not develop or is not maintained, the market price and liquidity of the mandatory convertible preferred stock may be adversely affected. In that case you may not be able to sell your mandatory convertible preferred stock at a particular time or you may not be able to sell your mandatory convertible preferred stock at a favorable price.

Shares of our common stock are listed on the NYSE under the symbol “PKD.”

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses. Barclays Capital Inc. serves as the underwriter for our Concurrent Offering. An affiliate of Barclays Capital Inc. is a lender under our revolving credit facility.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us or of our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of mandatory convertible preferred stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of mandatory convertible preferred stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of mandatory convertible preferred stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of mandatory convertible preferred stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any mandatory convertible preferred stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any mandatory convertible preferred stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•

by the underwriter to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of mandatory convertible preferred stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any mandatory convertible preferred stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•

in the case of any mandatory convertible preferred stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the mandatory convertible preferred stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive or (ii) where mandatory convertible preferred stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such mandatory convertible preferred stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of mandatory convertible preferred stock to the public” in relation to any mandatory convertible preferred stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any mandatory convertible preferred stock to be offered so as to enable an investor to decide to purchase or subscribe for mandatory convertible preferred stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the mandatory convertible preferred stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the mandatory convertible preferred stock in, from or otherwise involving the United Kingdom.

Notice to Canadian Residents

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable

Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in

Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the shares of mandatory convertible preferred stock to be sold in this offering is being passed upon for us by Baker Botts L.L.P., Houston, Texas. Certain legal matters with respect to this offering will be passed upon for the underwriter by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and schedule of Parker Drilling Company and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Parker Drilling Company

Common Stock

Preferred Stock

Debt Securities

Warrants

We may issue and sell from time to time securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “PKD.”

Investing in our securities involves risks. You should consider carefully the risk factors referenced on page 5 of this prospectus and in the applicable prospectus supplement or any of the documents we incorporate by reference before making an investment in the offered securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” that we have filed with the Securities and Exchange Commission (“SEC”). By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” Unless we state otherwise or the context clearly indicates otherwise, references in this prospectus to “Parker Drilling,” “we,” “us” and “our” refer to Parker Drilling Company and its subsidiaries and consolidated joint ventures.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, any written communications from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov and at our website at www.parkerdrilling.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus. You may also read and copy any document that we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges.

We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) on or after the date of this prospectus and until the termination of this offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 25, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 1969, as that description may be updated from time to time.

You may also obtain a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents by writing or telephoning us at the following address and telephone number:

Parker Drilling Company

5 Greenway Plaza, Suite 100

Houston, Texas 77046

Attention: Investor Relations

Telephone: (281) 406-2000

You will not be charged for any of these documents that you request.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Exchange Act. All statements contained in this prospectus, other than statements of historical facts, included or incorporated by reference herein are “forward-looking statements” for purposes of these provisions, including any statements regarding:

•	stability or volatility of prices and demand for oil and natural gas;

•	levels of oil and natural gas exploration and production activities;

•	demand for contract drilling and drilling-related services and demand for rental tools and related services;

•	our future operating results and profitability;

•	our future rig utilization, dayrates and rental tools activity;

•	entering into new, or extending existing, drilling or rental contracts and our expectations concerning when operations will commence under such contracts;

•	entry into new markets or potential exit from existing markets;

•	growth through acquisitions of companies or assets;

•	organic growth of our operations;

•	construction or upgrades of rigs and expectations regarding when these rigs will commence operations;

•	capital expenditures for acquisition of rental tools, rigs, construction of new rigs or major upgrades to existing rigs;

•	entering into joint venture agreements;

•	our future liquidity;

•	the sale or potential sale of assets or references to assets held for sale;

•	availability and sources of funds to refinance our debt and expectations of when debt will be reduced;

•	the outcome of pending or future legal proceedings, investigations, tax assessments and other claims;

•	the availability of insurance coverage for pending or future claims;

•	the enforceability of contractual indemnification in relation to pending or future claims; and

•	compliance with covenants under our debt agreements.

In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are relevant. Although we believe that our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control. The following factors, as well as any other cautionary language included in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements:

•	fluctuations in the market prices of oil and natural gas, including the inability or unwillingness of our customers to fund drilling programs in low price cycles;

•	worldwide economic and business conditions that adversely affect market conditions and/or the cost of doing business, including potential currency devaluations or collapses;

•	our inability to access the credit markets;

•	U.S. credit market volatility resulting from the U.S. national debt and potential further downgrades of the U.S. credit rating;

•	the U.S. economy and the demand for oil and natural gas;

•	low U.S. natural gas prices that could adversely affect our U.S. drilling, barge rig and U.S. rental tools businesses;

•	worldwide demand for oil;

•	imposition of trade restrictions, including additional economic sanctions and export/re export controls affecting our business operations in Russia;

•	unanticipated operating hazards and uninsured risks;

•	political instability, terrorism or war;

•	governmental regulations, including changes in accounting rules or tax laws, that adversely affect the cost of doing business or our ability to remit funds to the U.S.;

•	changes in the tax laws that would allow double taxation on foreign sourced income;

•	the outcome of investigations into possible violations of laws;

•	adverse environmental events;

•	adverse weather conditions;

•	global health concerns;

•	changes in the concentration of customer and supplier relationships;

•	ability of our customers and suppliers to obtain financing for their operations;

•	ability of our customers to fund drilling plans;

•	unexpected cost increases for new construction and upgrade and refurbishment projects;

•	delays in obtaining components for capital projects and in ongoing operational maintenance and equipment certifications;

•	shortages of skilled labor;

•	unanticipated cancellation of contracts by customers or operators;

•	breakdown of equipment;

•	other operational problems including delays in start-up or commissioning of rigs;

•	changes in competition;

•	any failure to realize expected benefits from acquisitions;

•	the effect of litigation and contingencies; and

•	other similar factors, some of which are discussed in documents referred to or incorporated by reference into this prospectus and our other reports and filings with the SEC.

Each forward-looking statement speaks only as of the date of this prospectus, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to invest in the securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition and cash flows.

PARKER DRILLING COMPANY

We are an international provider of contract drilling and drilling-related services and rental tools. We have operated in over 50 countries since beginning operations in 1934, making us among the most geographically experienced drilling contractors and rental tools providers in the world. We currently have operations in 23 countries. We own and operate drilling rigs and drilling-related equipment and also perform drilling-related services, referred to as operations & maintenance (“O&M”) services, for customer-owned drilling rigs on a contracted basis. We have extensive experience and expertise in drilling geologically difficult wells and in managing the logistical and technological challenges of operating in remote, harsh and ecologically sensitive areas. Our rental tools business supplies premium equipment to exploration and production (“E&P”) companies, drilling contractors and service companies on land and offshore in the U.S. and select international markets. We believe we are an industry leader in quality, health, safety and environmental practices.

Our business is currently comprised of five reportable segments: Rental Tools, U.S. Barge Drilling, U.S. Drilling, International Drilling and Technical Services.

Our principal executive offices are located at 5 Greenway Plaza, Suite 100, Houston, Texas 77046 and our telephone number at that location is (281) 406-2000.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement and referred to under the heading “Where You Can Find More Information,” including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read “Special Note Regarding Forward-Looking Statements.” While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business.

If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations or cash flows could be adversely affected. When we offer and sell and securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each period indicated is set forth in the following table:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	2.1x	2.1x	2.4x	(1)	1.0x

(1)	For the year ended December 31, 2011, earnings were deficient to cover fixed charges by $41.3 million, which was primarily due to a pre-tax, non-cash charge to earnings of $170.0 million related to the impairment of our two Alaska rigs.

For purposes of this table, (i) “earnings” consist of our consolidated income from continuing operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, amortization of deferred financing costs and the portion of rental expense representing interest.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

USE OF PROCEEDS

Unless we have indicated otherwise in an applicable prospectus supplement, we expect to use the net proceeds we receive from any offering of securities under this prospectus for our general corporate purposes, including, but not limited to, working capital, repayment or reduction of debt, capital expenditures, financing of acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.16 2⁄3 per share, and 1,942,000 shares of preferred stock, par value $1.00 per share. Holders of capital stock have no preemptive rights to acquire any shares of our capital stock or any securities convertible into or exchangeable for any such shares.

The description of our capital stock contained herein is a summary and is not intended to be complete. For a complete description of our capital stock, please read our restated certificate of incorporation and our by-laws, which have been filed with the SEC.

Common Stock

Holders of common stock are entitled to one vote for each share held. Holders of common stock may not cumulate their votes in elections of directors.

Subject to the rights of any then-outstanding shares of preferred stock, the holders of common stock may receive such dividends as our board of directors may declare in its discretion out of legally available funds.

Holders of common stock will share equally in our assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

Preferred Stock

We may issue preferred stock from time to time in one or more series. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock constituting any series, to fix the number of shares of the series and to establish the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our stockholders.

Unless otherwise provided in resolutions establishing the terms of such series, holders of preferred stock are entitled to one vote for each share held, and holders of all series of preferred stock will vote together with holders of common stock as one class. In addition, if dividends on preferred stock are in arrears for six quarters or a sinking fund obligation with respect to the preferred stock has been in default for one year, then, at any ensuing annual meeting of our stockholders, holders of preferred stock, voting separately as a class without regard to series, may elect two directors. This special voting right will continue until all dividend arrearages and sinking fund defaults have been cured, and while this special voting right persists, holders of preferred stock will be entitled to participate with holders of common stock in the election of any other directors. Holders of preferred stock may not cumulate their votes in elections of directors

A vote of the holders of at least two-thirds of the preferred stock then-outstanding, acting as a class without regard to series, is required to approve any amendment to our restated certificate of incorporation that materially alters any existing provision of the preferred stock.

The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of the Company. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. Additionally, the issuance of any new series of preferred stock issued will rank prior to our common stock as to dividend rights, liquidation preference or both and may be convertible into shares of common stock. As a result, the issuance of shares of a new series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Anti-takeover Provisions

Some provisions of Delaware law, our restated certificate of incorporation and by-laws summarized below could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, proxy contest or otherwise, as well as removal of our incumbent directors. These provisions may have the effect of preventing changes in our management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations under Delaware Law

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prevents (i) a person who owns 15% or more of our outstanding voting stock (an “interested stockholder”), (ii) an affiliate or associate of the Company who was also an interested stockholder at any time within three years immediately prior to the date of determination and (iii) the affiliates and associates of any such persons from engaging in any business combination with us, including mergers or consolidations or acquisitions of additional shares, for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

•

before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock that was outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

Number and Election of Directors

Our restated certificate of incorporation provides that the number of directors shall not be less than three nor more than 15, with the number of directors to be fixed from time to time by or in the manner provided in the by-laws. Our by-laws provide that the number of directors shall be fixed by resolution of the board of directors, and that in the event of a vacancy or newly created directorship, the remaining directors have the sole power to fill any such vacancies.

Classified Board of Directors

Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. In addition, directors may not be removed without cause. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Limitation of Stockholder Actions

Any stockholder wishing to submit a nomination to the board of directors must follow certain procedures outlined in our by-laws. In addition, our by-laws require written application by the holders of 75% of our outstanding voting stock to call a special stockholders’ meeting. Generally, a notice of a stockholder proposal or nomination of a director candidate is timely if it is received no less than 90 days and no more than 120 days in advance of the next year’s annual meeting. Our by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures.

Authorized but Unissued Shares

Our restated certificate of incorporation provides that our authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of our common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendments to our By-Laws

Our by-laws may be amended or repealed or new by-laws may be adopted (i) by action of our board of directors or (ii) at any annual or special meeting of the stockholders by the affirmative vote of 80% of our outstanding voting stock entitled to vote on such action.

Limitation of Director Liability and Indemnification Arrangements

Our by-laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, Delaware General Corporation Law, which empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

As permitted by Delaware General Corporation Law, our certificate of incorporation contains a provision eliminating the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. Our limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors or officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “PKD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to Parker Drilling Company only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Subsidiary Guarantees

If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See “—Subordination.”

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

•

if we are not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

•	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, or other securities or any combination of the foregoing. Warrants may be issued independently or together with any common stock, preferred stock, debt securities or other securities and may be attached to or separate from the common stock, preferred stock, debt securities or other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the designation, number and terms of the common stock, preferred stock, debt securities or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any accompanying prospectus supplement directly to purchasers, through agents, through underwriters or underwriting syndicates led by one or more managing underwriters, to or through broker-dealers or through a combination of any of these methods.

We will prepare a prospectus supplement for each offering that will set forth the terms of the offering and the method of distribution and will include the following information:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and;

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sales Through Agents

We may sell the securities through agents we designate from time to time. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

Sales Through Underwriters or Dealers

If we utilize any underwriters in the sale of securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of those underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of securities in respect of which this prospectus is delivered to the public. The underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices determined by the dealer at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the internet, to sell offered securities directly.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities.

Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Other than the common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, certain persons participating in the offering make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

EXPERTS

The consolidated financial statements and schedules of the Company as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

500,000 Shares

PARKER DRILLING COMPANY

            % Series A Mandatory Convertible Preferred Stock

Prospectus Supplement

                , 2017

Barclays